Exhibit 99.1

red violet Announces Appointment of Bill Livek to Board of Directors

BOCA RATON, Fla. – January 9, 2024 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced the appointment of Bill Livek to the red violet Board of Directors, effective January 5, 2024.

“Bill’s multi-decade career building platform-driven solutions to derive consumer insights has established him as a leading innovator in the information services space,” said Derek Dubner, red violet’s Chairman and CEO. “We’re excited to welcome Bill to red violet’s Board of Directors, and I know that we will benefit from his expertise during this next phase of red violet’s expansion.”

Mr. Livek is currently the Vice Chairman of comScore, Inc. (“Comscore”), a global media measurement and analytics company, serving in this capacity since 2016. Previously, Mr. Livek held various positions at Comscore, including as CEO. Prior to joining Comscore, Mr. Livek served as Vice Chairman and CEO at Rentrak, a media measurement and consumer insights company, where he led the effort of building Rentrak into a $1 billion market capitalization company before merging Comscore into Rentrak. Prior to Rentrak, Mr. Livek was founder and CEO of Symmetrical Capital; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc.; and co-President of Experian subsidiary Experian Research Services. Mr. Livek also serves on the board of directors of Adstra, Civic Science, The Covenant House, and the Advertising Research Foundation (“ARF”). Mr. Livek holds a degree in Communications from Southern Illinois University.

“I’m honored and excited to join red violet’s Board of Directors at such an exciting phase of the company’s development,” said Bill Livek. “red violet possesses extraordinarily valuable assets in the way of its differentiated technology platform and unified data, creating boundless opportunities to serve new markets and use cases.”

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether the Company will benefit from Bill Livek’s expertise during the next phase of its expansion. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2022 filed on March 8, 2023, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com

Investor Relations Contacts:

Steven Hooser
Three Part Advisors
214-872-2710
ir@redviolet.com